Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Bytemobile, Inc.	Delaware
2	Cedexis Inc.	Delaware
3	Citrix Application Networking LLC	Delaware
4	Citrix Estonia OÜ	Estonia
5	Citrix Global Holdings B.V.	Netherlands
6	Citrix Greece MEPE	Greece
7	Citrix Holanda B.V.	Netherlands
8	Citrix Online AUS Pty Ltd.	Australia
9	Citrix Overseas Holdings, B.V.	Netherlands
10	Citrix R&D India Private Limited	India
11	Citrix R&D Limited	United Kingdom
12	Citrix Sistemas de Argentina, S.R.L.	Argentina
13	Citrix Sistemas de Chile Ltda.	Chile
14	Citrix Sistemas de Colombia SAS	Colombia
15	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
16	Citrix Sistemas do Brasil Ltda.	Brazil
17	Citrix Systems Asia Pacific Pty Ltd.	Australia
18	Citrix Systems Belgium S.P.R.L.	Belgium
19	Citrix Systems Canada, Inc.	Canada
20	Citrix Systems Czech Republic SRO	Czech Republic
21	Citrix Systems Denmark ApS	Denmark
22	Citrix Systems Finland Oy	Finland
23	Citrix Systems France SARL	France
24	Citrix Systems GmbH	Austria
25	Citrix Systems GmbH	Germany
26	Citrix Systems Hong Kong Limited	Hong Kong
27	Citrix Systems India Private Limited	India
28	Citrix Systems Information Technology (Beijing) Ltd	China
29	Citrix Systems International GmbH	Switzerland
30	Citrix Systems Ireland Ltd	Ireland
31	Citrix Systems Italy S.r.L.	Italy
32	Citrix Systems Japan Kabushiki Kaisha	Japan
33	Citrix Systems Korea Limited	Korea
34	Citrix Systems Malaysia Sdn Bhd	Malaysia
35	Citrix Systems Netherlands, B.V.	Netherlands
36	Citrix Systems New Zealand Ltd.	New Zealand
37	Citrix Systems Norway AS	Norway
38	Citrix Systems Poland Sp. Zo.o	Poland
39	Citrix Systems Puerto Rico Corp.	Puerto Rico
40	Citrix Systems Saudi Arabia Ltd.	Saudi Arabia

41	Citrix Systems Singapore Pte Ltd.	Singapore
42	Citrix Systems South Africa (Pty) Ltd.	South Africa
43	Citrix Systems Spain, SL	Spain
44	Citrix Systems Sweden AB	Sweden
45	Citrix Systems Taiwan Ltd	Taiwan
46	Citrix Systems Turkey YVH Ltd S	Turkey
47	Citrix Systems UK Limited	United Kingdom
48	Citrix Technologies GmbH	Switzerland
49	Citrix-Systems Technologies Costs Rica SRL	Costa Rica
50	Peninsula Investment Corp.	Delaware
51	Podio ApS	Denmark
52	Podio, Inc.	Delaware
53	Sapho, Inc.	Delaware
54	ShareFile LLC	Delaware
55	Virtuall Solutions Ltd.	United Kingdom
56	Virtuall Solutions Sas	France
57	Wrangler Holdings, LLC	Delaware
58	Wrangler Intermediate Holdings, Inc.	Delaware
59	Wrangler Midco, LLC	Delaware
60	Wrangler Topco, LLC	Delaware
61	Wrike Australia PTY LTD.	Australia
62	Wrike Czech, s.r.o	Czech Republic
63	Wrike Ireland Limited	Ireland
64	Wrike Japan K.K	Japan
65	Wrike Netherlands B.V.	Netherlands
66	Wrike Russia Limited	Russia
67	Wrike, Inc.	Delaware